UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022

AIKIDO PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 993-9325

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AIKI	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 9, 2022, Dominari Financial Inc., a Delaware corporation (the “Purchaser”) and wholly owned subsidiary of AIkido Pharma Inc. (“AIkido”) entered into a membership interest purchase agreement (the “Purchase Agreement”) by and among (i) the Purchaser, (ii) Fieldpoint Private Securities, LLC, a Connecticut limited liability company (the “Company”) and broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”), and (iii) Fieldpoint Private Bank & Trust, a Connecticut bank, and the sole equity holder of the Company (the “Seller”, and together with the Purchaser and the Company, the “Parties”), pursuant to which the Purchaser will purchase from the Seller, and the Seller will sell to the Purchaser, 100% of the membership interests in the Company (the “Membership Interests”). The Purchase Agreement provides that the Purchaser will purchase the Membership Interests from the Seller for a total purchase price of $2,000,001, subject to adjustment (such purchase together with the other transactions contemplated by the Purchase Agreement, the “Transaction”). The Transaction will be consummated, in part, to continue AIkido’s diversification of its business beyond biotechnology and into the financial services sector.

The consummation of the Transaction will occur by way of two closings, the first of which will consist of the payment by Purchaser to the Seller of $2,000,000 of the Purchase Price in exchange for a transfer by the Seller to the Purchaser of 20% of the Membership Interests (the “Initial Closing Membership Interests”), shortly after which a continuing membership application requesting approval for a change of ownership, control, or business operations will be filed with FINRA in accordance with FINRA Rule 1017 (the “Rule 1017 Application”). In the event that FINRA approves the Rule 1017 Application, the second closing shall occur, pursuant to which the Purchaser shall pay to the Seller $1.00 of the Purchase Price in exchange for a transfer by the Seller to the Purchaser of the remaining 80% of the Membership Interests. The Purchase Agreement provides for a closing price adjustment, such that if the sum of the assets on the balance sheet of the Company as of the second closing minus the total indebtedness of the Company at such time is equal to an amount less than $2,000,000, the Seller shall pay to the Purchaser funds equal to the absolute value of such deficit. Conversely, if the resulting amount of such calculation is greater than $2,000,000, the Purchaser shall pay to the Seller additional funds equal to the amount of such surplus. The purchase price is also subject to a true up 30 days after closing.

The Purchase Agreement contains customary representations, warranties and covenants of the Parties for a transaction of this type. The representation and warranties of the Parties survive for 12 months following the second closing date. The Seller and the Company, on the one hand, and the Purchaser, on the other hand, agree to indemnify the other Party for any inaccuracy or breach of their respective representations and warranties and for any uncured breaches of their respective covenants.

The consummation of the Transaction is subject to FINRA’s final approval under FINRA Rule 1017 as well as customary closing conditions, including the accuracy of the Parties’ representations and warranties and compliance with their covenants and agreements contained in the Purchase Agreement and absence of a material adverse effect on the other Party.

The Purchase Agreement may be terminated under certain customary and limited circumstances at any time prior to the closing, including by the mutual written consent of the Parties; or for a material breach of a representation, warranty or covenant on the part of the other Party. The Purchase Agreement may also be terminated by either Party during a 30-day post-execution due diligence period. Additionally, the Purchaser shall have the right to terminate the Purchase Agreement if FINRA denies the Rule 1017 Application in a final non-appealable judgment. In the event Purchaser terminates the Purchase Agreement due to (i) a breach by the Company or Seller or (ii) as a result of a denial of the Rule 1017 Application, Seller shall pay $2,000,000 to the Purchaser and the Purchaser shall deliver to the Seller the Initial Closing Membership Interests.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The above description of the Purchase Agreement has been included to provide investors and security holders of AIkido with information regarding the terms of the Purchase Agreement. It is not intended to provide any other factual information about the Company, the Purchaser, the Seller, AIkido, their respective subsidiaries and affiliates, or the business of AIkido and its subsidiaries. The representations and warranties made by the Parties in the Purchase Agreement: (a) were made solely for the benefit of the Parties to the Purchase Agreement; (b) are subject to limitations agreed upon by the Parties, including being qualified by confidential disclosure schedules; (c) may have been made for the purposes of allocating contractual risk between the Parties to the Purchase Agreement instead of establishing matters as facts; and (d) are subject to the standards of materiality applicable to the Parties that may differ from those applicable to investors and security holders. Investors and security holders should not rely on any representations, warranties, or covenants contained in the Purchase Agreement or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company, the Seller, the Purchaser, AIkido, or any of their respective subsidiaries or affiliates. Information concerning the subject matter of any such representations, warranties, and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in AIkido’s public disclosures. Accordingly, investors and security holders should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about AIkido and its subsidiaries that AIkido includes in reports and statements it files with the Securities and Exchange Commission.

Item 8.01 Other Events.

On September 9, 2022, AIkido issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
2.1†*	Membership Interest Purchase Agreement, by and among Dominari Financial Inc., Fieldpoint Private Securities, LLC and Fieldpoint Private Bank & Trust.
99.1	Press release, dated as of September 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2022	AIKIDO PHARMA INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer

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